UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Moderna Collaboration and License Agreement

On September 16, 2025 (the “Amendment Effective Date”), Carisma Therapeutics Inc. (the “Company”) and ModernaTX, Inc. (“Moderna”) entered into a First Amendment to the Collaboration and License Agreement (the “Amendment”), which amends that certain Collaboration and License Agreement, dated as of January 7, 2022, by and between the Company and Moderna (the “Moderna Agreement”).

Effective as of the Amendment Effective Date, in exchange for a one-time cash payment of $4.0 million payable to the Company within ten (10) business days following the Amendment Effective Date, Moderna has no further obligation to make any financial payments to the Company under or in connection with the Agreement, subject to certain specified exceptions. Specifically, Moderna is no longer required to pay to the Company any development target designation, development, regulatory and commercial milestone payments, any royalties on net sales of any products that are commercialized under the Moderna Agreement or any research costs, regardless of whether such applicable milestone event, sale of product or research cost occurs on or after the Amendment Effective Date. Effective as of the Amendment Effective Date, the royalty term for all products expired and the licenses granted to Moderna under the Agreement became fully paid-up, perpetual, irrevocable and royalty-free.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 1.02.	Termination of a Material Definitive Agreement.

Background

As previously disclosed, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2025, by and among the Company, Azalea Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Ocugen, Inc., a Delaware corporation (“Ocugen”), and OrthoCellix, Inc. (“OrthoCellix”), a Delaware corporation and wholly-owned subsidiary of Ocugen, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub would merge with and into OrthoCellix (the “Merger”), with OrthoCellix continuing as a wholly owned subsidiary of the Company and the surviving company of the Merger (the “Combined Company”). Pursuant to the Merger Agreement, the Company was entitled to terminate the Merger Agreement if OrthoCellix failed to secure commitments for shares of the Company's common stock from one or more investors such that as of September 15, 2025 the Company had not received, or at any time ceased to have, aggregate commitments equal to or in excess of the concurrent investment amount (inclusive of a $5.0 million commitment from Ocugen) equal to or in excess of $25.0 million. As previously disclosed, on August 29, 2025, Ocugen entered into a subscription agreement with the Company (the “Ocugen Subscription Agreement”), pursuant to which Ocugen committed to purchase $5.0 million of shares of the Company’s common stock, which investment was intended to be consummated as part of a concurrent financing at or immediately following the closing of the Merger.

Termination of Merger Agreement

On September 16, 2025, pursuant to Section 9.1(k) of the Merger Agreement, the Company delivered written notice to OrthoCellix of termination of the Merger Agreement, effective immediately, as a result of OrthoCellix’s failure to secure the concurrent financing amount of at least $25.0 million as of September 15, 2025.

Pursuant to Section 9.3(e) of the Merger Agreement, on or prior to September 18, 2025, OrthoCellix shall pay a termination fee to the Company in an amount equal to $750,000 (the “Termination Fee”), as a result of the termination of the Merger Agreement pursuant to Section 9.1(k). In addition, pursuant to Section 9.3(f) of the Merger Agreement, on or prior to September 18, 2025, OrthoCellix shall reimburse the Company for reasonable out-of-pocket expenses incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, in an amount equal to $500,000 (the “Expense Reimbursement”), as a result of the termination of the Merger Agreement pursuant to Section 9.1(k). OrthoCellix has not confirmed its intention to pay the Termination Fee or Expense Reimbursement. The Company intends to vigorously seek to enforce its right to receive payment.

The Ocugen Subscription Agreement automatically terminated upon the termination of the Merger Agreement. The Support Agreements, dated June 22, 2025, by and among the Company, OrthoCellix, Ocugen and the other parties named therein automatically terminated upon the termination of the Merger Agreement.

Item 8.01.	Other Events.

The information contained in Item 1.02 of this Current Report on Form 8-K regarding the termination of the Merger Agreement is incorporated herein by reference. In determining to terminate the Merger Agreement, the Company considered, among other factors, (1) the lack of sufficient funds to operate the Combined Company as a publicly-traded company and to achieve projected development milestones without significant additional committed financing, including in light of the failure by OrthoCellix to secure the concurrent financing amount of at least $25.0 million, (2) the risk that the Merger would not be consummated and that the Company would have continued to incur costs related thereto, (3) the need for the Combined Company to satisfy the initial listing requirements of the Nasdaq Capital Market, a closing condition to the Merger, (4) the preservation of the Company’s existing cash resources, (5) the Company’s right to the Termination Fee and Expense Reimbursement upon termination of the Merger Agreement, and (6) the Company’s plan to continue to pursue asset monetization transactions while preparing for an orderly wind down of the Company’s operations, including satisfaction of remaining liabilities and obligations, in the absence of a strategic transaction.

Following the termination of the Merger Agreement, the Company expects to continue to attempt to sell or otherwise dispose of or monetize its remaining assets and evaluate potential alternative strategic transactions. The Company’s board of directors may elect to, among other things, attempt to complete an alternative strategic transaction or dissolve and liquidate the Company’s remaining assets. As a result of limited time and resources, it will be extremely challenging for the Company to identify, evaluate and complete an alternative strategic transaction before October 7, 2025, beyond which date the Nasdaq Hearings Panel does not have discretion to grant the Company continued listing for noncompliance with Nasdaq listing standards. The Nasdaq Hearings Panel also could determine to delist the Company's common stock prior to October 7, 2025, given that the proposed Merger was integral to the Company's stated plan to achieve compliance with applicable Nasdaq listing criteria. If the Company does not identify and complete an alternative strategic transaction on an expedited basis, the Company expects to pursue an orderly wind down of its remaining operations. It is unlikely that there will be a meaningful amount of cash available for distribution to stockholders in connection with a wind down of the Company's operations or a dissolution and liquidation of the Company. There also can be no assurance that the Company will be able to identify and complete additional asset monetization transactions.

The Company’s board of directors may decide that it is in the best interests of its stockholders to commence bankruptcy or liquidation and dissolution proceedings. In addition, if the Company’s board of directors were to approve and recommend, and the Company’s stockholders were to approve, a dissolution of the Company, the Company is required under Delaware law to pay its outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to its stockholders. As a result of this requirement, a portion of the Company’s assets may need to be reserved pending the resolution of such obligations. In addition, the Company may be subject to litigation or other claims related to a liquidation and dissolution of the company. If a liquidation and dissolution were pursued, the Company’s board of directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the potential pursuit of strategic alternatives, asset monetization transactions, wind-down activities and potential liquidation and dissolution; potential satisfaction of the Company's remaining liabilities and obligations; the Company’s expectations regarding the value or recovery that may be available to its stockholders in connection with a wind down process; the receipt of payment of termination fees and expense reimbursements; and the timing of receipt of the payment from Moderna; and other statements that are not historical fact. The words “continue,” “estimate,” “expect,” “may,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to identify and complete strategic alternatives and asset monetization transactions; the Company’s ability to preserve its existing cash resources; the Company’s ability to continue as a going concern; the Company’s ability to execute a planned orderly wind-down; the Company’s ability to regain compliance with the Nasdaq listing standards; and other risks related to the Company’s business. For a discussion of these risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other recent filings with the Securities and Exchange Commission. Any forward-looking statements that are made in this press release speak as of the date of this press release. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: September 18, 2025		Steven Kelly
President and Chief Executive Officer